UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2012

EASTERN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54645	45-0582098
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1610 Wynkoop Street, Suite 400

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 893-2334

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Facsimile:  (212) 400-6901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 25, 2012, Eastern Resources, Inc. (the “Company”) completed a closing (the “Closing”) of a private placement offering (the “Offering”) in the aggregate amount of $150,000. In the Offering, the Company sold 150,000 units of its securities (the “Units”). Each of the Units consisted of one share of the Company’s common stock, par value $0.001 per share at an offering price of $1.00 per Unit (on a post 2:1 stock split basis) (the “Common Stock”), and a warrant to purchase one-half share of Common Stock (the “Warrants”). The Warrants are exercisable for a period of five (5) years from issuance, at an exercise price of $1.50 per whole share (on a post 2:1 stock split basis). Gottbetter Capital Markets, LLC, a registered broker-dealer, was engaged as a non-exclusive consultant in connection with the Offering and received a ten percent (10%) cash fee upon the Closing of the Offering.

The Offering was conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, and Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The Company intends to utilize the proceeds of the Offering for working capital and general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Resources, Inc.

Date: June 4, 2012	By:	/s/ Patrick W. M. Imeson
	Name:	Patrick W. M. Imeson
	Title:	Chief Executive Officer